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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 24, 1997, with respect to the consolidated balance sheet of Prosofttraining.com (formerly known as Prosoft I-Net Solutions, Inc.) as of July 31, 1997 (not presented separately therein) and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended July 31, 1997, incorporated by reference in the Registration Statement (Form S-3) of Prosofttraining.com for the registration of 3,599,983 shares of its common stock, and the Post-Effective Amendment to Registration Statements (Nos. 333-35249, 333-28993, 333-11247, and 333-30336)
for the registration of an aggregate of 9,894,779 shares of its common stock.

                                            /s/ Ernst & Young LLP

Orange County, California
July 7, 2000